1500 Gateway Boulevard, Suite 202 i Boynton Beach, FL 33426

432 Park Avenue South, 10 Floor i New York, NY 10016

Telephone: (561) 752-1721 i Fax: (561) 734-8562

December 13, 2012

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: REON Holdings, Inc. f/k/a Troy, Inc.

File Ref. No. 000-54763

We have read the statements of REON Holdings, Inc. f/k/a Troy, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 12, 2012 and agree with such statements as they pertain to our firm.

Regards,

/s/ Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants